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                                                                      EXHIBIT 21
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                Subsidiaries of Provident Bankshares Corporation
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Provident Bank of Maryland
Provident Mortgage Corp.
Provident Financial Services, Inc.
Provident Investment Center, Inc.
Banksure Insurance Corporation
PB Investment Corporation
Provident Lease Corp., Inc.
Lexington Properties Management, Inc.
LPM Sub  1, Inc.
LPM Sub  2, Inc.
LPM Sub  3, Inc.
LPM Sub  4, Inc.
LPM Sub  5, Inc.
LPM Sub  6, Inc.
LPM Sub  7, Inc.
LPM Sub  8, Inc.
LPM Sub  9, Inc.
LPM Sub 10, Inc.